EXHIBIT 8.1

                              LIST OF SUBSIDIARIES
                              (as of June 16, 2003)

SUBSIDIARIES HELD DIRECTLY:

Netia Telekom Wloclawek S.A. (Poland)
Netia Telekom Kalisz S.A. (Poland)
Netia Telekom Modlin S.A. (Poland)
Netia Telekom Torun S.A. (Poland)
Netia Telekom Pila Sp. z o.o. (Poland)
Netia Telekom Lublin S.A. (Poland)
Netia Telekom Ostrowiec S.A. (Poland)
Netia Telekom Warszawa S.A. (Poland)
Netia Telekom Mazowsze S.A. (Poland)
Netia South Sp. z o.o. (Poland)
Netia Telekom S.A. (Poland)
Netia Telekom Silesia S.A. (Poland)
Netia Telekom Telmedia S.A. (Poland)
Telekom Building Sp. z o.o. (Poland)
Netia 1 Sp. z o.o. (Poland)
Netia Telekom Swidnik S. A. (Poland)
Optimus Inwest S.A. (Poland)
Netia Network S.A. (Poland)
Netia Holdings BV (the Netherlands)
Netia Holdings II BV (the Netherlands)
Netia Holdings III BV (the Netherlands)
Netia Online Inc. (State of Delaware, USA)
Netia Overseas Ltd (Cyprus)
Telko Sp. z o.o. (Poland)
Uni-Net Sp. z o.o. (Poland)
Netia Ventures Sp. z o.o. (Poland)
Netia Globe S.A. (Poland)
Netia Swiat S.A. (Poland)

SUBSIDIARIES HELD INDIRECTLY:

Swiat Internet S.A. (Poland)
Polskia Online Holdings S.A. (Poland)
Polska Online Sp. z o.o. (Poland)
Internet Data System S.A. (Poland)
MULTINET S.A. (Poland)
PIK-NET Sieci Rozlegle Sp. z o.o. (Poland)
POLBOX Sp. z o.o. (Poland)
Publiczny Dostep do Internetu Sp. z o.o. (Poland)